Free Writing Prospectus (To the Prospectus dated April 4, 2011, as supplemented by the Prospectus Supplement dated March 18, 2013)	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 March 21, 2013

Zions Direct Auctions – View Auction 3/21/13 11:36 AM

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ZIONS BANCORPORATION

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Zions Bancorporation / 3 Year Corporates

Non-redeemable prior to May 16, 2014, then callable at par on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); BBB- (S&P); and BBB (Kroll)

Auction Status:	ACCEPTING BIDS
Auction Start:	3/18/2013 11:30 AM EDT
Auction End:	3/26/2013 1:30 PM EDT
Last Update:	3/21/2013 1:35:50 PM EDT

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon	To be determined in auction
Maturity Date:	5/16/2016

Offering Documents

Auction Details

ISSUE INFORMATION

Call Feature:	Callable
First Call Date:	5/16/2014
First Call Price:	100.000000
Settlement Date:	3/28/2013
First Interest Date:	11/16/2013
Int. Frequency:	Semi-Annually
Day Basis:	30/360
CUSIP Number:	98970ECG2
Min. Principal Offered:	$ 10,000,000.00
Max. Principal Offered:	$ 23,000,000.00
Resizing Period End:	3/26/2013 12:30 PM EDT
Denomination:	$ 1,000.00
Bid Multiple:	Multiples of 0.05
Min. Yield:	2.000%
Max. Yield:	2.750%
Fixed Price:	100.000000

BIDDING INFORMATION

Auction Phase:	Sizing
Current Principal Offered:	$ 10,000,000.00
Current Units Offered:	10,000
Number of Bidders:	35
Number of Bids:	40
Fixed Price:	100.000000
Current Market-Clearing Yield:	2.750%
Current Yield to Maturity:	%
Current Yield to Call:	%

Before submitting bids in this auction you must Register or Sign In.

Note: This page will check for updates every minute.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 18, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction

https://www.auctions.zionsdirect.com/auction/8927/summary Page 1 of 2

Zions Direct Auctions - View Auction 3/21/13 11:36 AM

which may benefit the affiliated issuer.

Our Affiliates:HER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

https://www.auctions.zionsdirect.com/auction/8927/summary

Zions Direct Auctions – Bidding Qualification 3/21/13 11:37 AM

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ZDTEST2 :: HOME :: HOME :: AUCTION #8927



ZIONS BANCORPORATION

Bidding Qualification

Zions Bancorporation / 3 Year Corporates

Non-redeemable prior to May 16, 2014, then callable at par on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); BBB- (

Please confirm your agreement with each of the following by checking the box next to each statement.

☐ I agree that the following contact information is correct:

NAME:	zions test account
E-MAIL:	auctions@zionsdirect.com
TELEPHONE:	800-524-8875

☐ I have accessed or received the Offering Documents.

☐ I understand that the Corporate Notes that I am bidding for are securities and are not insured by the FDIC, are not deposits of any bank and may lose value. All securities are subject to investment risks, including possible loss of the principal invested.

☐ By participating in this auction, I declare that my investment objective(s), time horizon and risk tolerance allow for the purchase of the securities being offered. Furthermore, I authorize Zions Direct to update my investor profile, if needed, to align my profile with this purchase.

☐ I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt.

I Agree | I DO NOT Agree

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 18, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT® Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

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Zions Direct Auctions - Bidding Qualification 3/21/13 11:37 A

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Zions Direct Auctions – Bid Page 3/21/13 11:37 AM

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ZDTEST2 :: HOME :: HOME :: AUCTION #8927

ZIONS BANCORPORATION

Bid Page

Zions Bancorporation / 3 Year Corporates

Non-redeemable prior to May 16, 2014, then callable at par on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); BBB- (S&P); and BBB (Kroll)

Auction Status:	ACCEPTING BIDS
Auction Start:	3/18/2013 11:30 AM EDT
Auction End:	3/26/2013 1:30 PM EDT
Last Update:	3/21/2013 1:37:26 PM EDT

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon	To be determined in auction
Maturity Date:	5/16/2016

Offering Documents

▶ Auction Details

ZDTEST2

Current Market-Clearing Yield*: 2.750%

AUCTION BIDS	Units	Yield	YTC	YTM	Price	Non-Competitive Bid	Submitted	"In the Money"	Amount Due
1					100.000000	☐			
2					100.000000	☐			
3					100.000000	☐			
4					100.000000	☐			
5					100.000000	☐			

Bid Limit: $ 250,000.00

Calculate/Refresh Submit

Auction Activity

Current Market-Clearing Yield*: 2.750%

Bidder	Units	Yield	Fixed Price	Timestamp	Potential Award	Potential Amount Due
#14040	10	--	100.000000	3/18/2013 3:45:49 PM	10 units	$ 10,000.00
#32953	229	--	100.000000	3/19/2013 1:30:18 PM	229 units	$ 229,000.00
#33157	21	--	100.000000	3/19/2013 1:54:55 PM	21 units	$ 21,000.00
#31456	10	--	100.000000	3/20/2013 3:04:43 PM	10 units	$ 10,000.00
#33160	20	--	100.000000	3/20/2013 5:56:46 PM	20 units	$ 20,000.00
#33161	250	--	100.000000	3/20/2013 6:20:48 PM	250 units	$ 250,000.00
#33162	53	--	100.000000	3/20/2013 6:35:16 PM	53 units	$ 53,000.00
#29176	25	--	100.000000	3/21/2013 10:55:22 AM	25 units	$ 25,000.00
#14416	25	--	100.000000	3/21/2013 11:07:16 AM	25 units	$ 25,000.00

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Zions Direct Auctions - Bid Page 3/21/13 11:37 AM

#32956	20	--	100.000000	3/21/2013 11:11:52 AM	20 units	$ 20,000.00
#30297	200	--	100.000000	3/18/2013 1:39:42 PM	200 units	$ 200,000.00
#6290	9	--	100.000000	3/19/2013 5:52:08 PM	9 units	$ 9,000.00
#13950	14	--	100.000000	3/19/2013 5:54:58 PM	14 units	$ 14,000.00
#32970	250	--	100.000000	3/20/2013 12:57:13 PM	250 units	$ 250,000.00
#32969	250	--	100.000000	3/20/2013 1:00:24 PM	250 units	$ 250,000.00
#32968	100	--	100.000000	3/20/2013 1:05:23 PM	100 units	$ 100,000.00
#32965	250	--	100.000000	3/20/2013 4:59:08 PM	250 units	$ 250,000.00
#32966	300	--	100.000000	3/20/2013 5:03:13 PM	300 units	$ 300,000.00
#32967	50	--	100.000000	3/20/2013 5:05:29 PM	50 units	$ 50,000.00
#32971	1,000	--	100.000000	3/18/2013 4:55:46 PM	1,000 units	$ 1,000,000.00
#30297	200	--	100.000000	3/18/2013 1:39:42 PM	200 units	$ 200,000.00
#32954	50	--	100.000000	3/18/2013 6:46:10 PM	50 units	$ 50,000.00
#23428	2	--	100.000000	3/20/2013 1:37:05 PM	2 units	$ 2,000.00
#32955	40	--	100.000000	3/20/2013 12:49:49 PM	40 units	$ 40,000.00
#30297	200	--	100.000000	3/18/2013 1:39:42 PM	200 units	$ 200,000.00
#33135	677	--	100.000000	3/19/2013 4:31:13 PM	677 units	$ 677,000.00
#22070	1	--	100.000000	3/20/2013 2:49:03 PM	1 unit	$ 1,000.00
#30297	200	--	100.000000	3/18/2013 1:39:42 PM	200 units	$ 200,000.00
#32952	100	--	100.000000	3/18/2013 4:01:14 PM	100 units	$ 100,000.00
#32909	25	--	100.000000	3/18/2013 2:27:02 PM	25 units	$ 25,000.00
#30297	200	--	100.000000	3/18/2013 1:39:42 PM	200 units	$ 200,000.00
#32021	500	2.750%	100.000000	3/18/2013 2:35:21 PM	500 units	$ 500,000.00
#28214	500	2.750%	100.000000	3/18/2013 2:51:49 PM	500 units	$ 500,000.00
#30353	1,000	2.750%	100.000000	3/18/2013 4:08:09 PM	1,000 units	$ 1,000,000.00
#27035	25	2.750%	100.000000	3/18/2013 5:12:03 PM	25 units	$ 25,000.00
#13571	25	2.750%	100.000000	3/18/2013 5:50:42 PM	25 units	$ 25,000.00
#18373	10	2.750%	100.000000	3/19/2013 2:44:41 PM	10 units	$ 10,000.00
#29981	2,000	2.750%	100.000000	3/19/2013 3:18:39 PM	2,000 units	$ 2,000,000.00
#25080	50	2.750%	100.000000	3/19/2013 4:50:37 PM	50 units	$ 50,000.00
#13571	20	2.750%	100.000000	3/21/2013 11:41:31 AM	20 units	$ 20,000.00
				Auction Totals:	**8,911 units**	**$ 8,911,000.00**

Note: This page will check for updates every minute.

https://www.auctions.zionsdirect.com/auction/8927/bid Page 2 of 3

Zions Direct Auctions - Bid Page 3/21/13 11:37 AM

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 18, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address

Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Our Affiliates:

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

https://www.auctions.zionsdirect.com/auction/8927/bid Page 3 of 3

Zions Direct Auctions – Review & Confirm Bid Submission 3/21/13 11:37 AM

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ZDTEST2 :: HOME :: HOME :: AUCTION #8927

Review & Confirm Bid Submission

ZIONS BANCORPORATION

Zions Bancorporation / 3 Year Corporates

Non-redeemable prior to May 16, 2014, then callable at par on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); BBB- (S&P); and BBB (Kroll)

Bidder	Bid #	Units @ Price	Yield	Max. Award	Max. Amt. Due	Status
ZDTEST2	1	1 @ 100.000000	2.750%	1 Units	$ 1,000.00	NEW

Bid Limit: $ 250,000.00 ⚠ **I understand that I could be responsible for up to $ 1,000.00 on my award.**

☐ I confirm the bids shown in the table above.

Cancel Confirm

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 18, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

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